Exhibit 99

                MakeMusic! Inc. Announces First Quarter Results

     MINNEAPOLIS--(BUSINESS WIRE)--May 5, 2004--

       Company posts record quarterly revenues, third consecutive quarter of positive operating cash flow and positive quarterly net income

     MakeMusic! Inc. (Nasdaq:MMUS) today reported results for the first quarter ended March 31, 2004. Highlights for the quarter include record quarterly revenues of $3.2 million, the company's first positive quarterly net income of $350,000 and a third consecutive quarter of positive operating cash flow.
     Revenues for the first quarter of fiscal 2004 were $3,195,000, a 93% increase over revenues of $1,658,000 for the first quarter of fiscal 2003. For the most recent twelve-month period, total revenues were $8,895,000, representing growth of 19% compared with the corresponding period a year earlier.
     The increase in revenues compared to the prior year is primarily a result of the January 2004 release of Finale(R) 2004 for Macintosh, the first version of Finale compatible with the Macintosh(R) OS X operating system. In addition, Finale 2004 for Windows, which was released in August of 2003, continues to maintain the highest sales level of any Finale release. For the twelve months ended March 31, 2004, revenues from the Finale family of products were $8,151,000. This represents a growth of 14% over the corresponding period a year earlier, which is higher than the company's historic annual growth trend for notation software.
     The company's quarterly revenues are cyclical, with the first and second quarters being historically lower than the third and fourth quarters. The cyclical nature is mainly due to the timing of Finale family upgrade releases, which typically occur in the third or fourth quarter. However, with the later than normal release of Finale 2004 for Macintosh, 2004 first quarter revenues were unusually high. The company expects its quarterly revenues will return to their traditional cyclical nature for the remainder of 2004.
     Net income for the first quarter of 2004 was $350,000, or $0.10 per share, compared to a net loss of $2,121,000, or $(0.78) per share, in the same quarter of 2003. The increase in net income is due to the increase in revenue as well as operating expense reductions from the closing of the company's France offices and consolidation of its functions in the company's Minneapolis office. The first quarter of 2003 also included $718,000 in non-cash interest expense for warrants given to investors in a bridge loan that converted into shares of stock upon maturity in March 2003.
     SmartMusic subscription revenue in the first quarter of 2004 was $138,000, a $72,000, or 109%, increase above the $66,000 of SmartMusic subscription revenue in the first quarter of 2003. Subscription service revenues are accounted for over the period of the subscription and are continuing to show strong growth, as evidenced by the increase in deferred revenue over the prior year. Deferred subscription revenue, to be recognized over the remaining subscription period, was $378,000 as of March 31, 2004, compared to $216,000 at March 31, 2003.
     The total number of SmartMusic subscriptions as of March 31, 2004 was more than 22,000, generating an annual revenue run rate (total revenue to be earned on subscriptions over a twelve-month period) of $648,000, which represents a 19% increase over the annual run rate as of December 31, 2003, and a 93% increase over the run-rate as of March 31, 2003.
     SmartMusic subscriptions and revenues fall into three main categories: schools, school-sponsored homes, and regular home subscriptions. As of March 31, 2004, the company had:

     -- More than 2,330 schools subscribing to the SmartMusic service with over 7,060 subscriptions. This is a net increase of approximately 210 schools and 1,260 subscriptions since December 31, 2003. These schools' subscriptions correspond to annual subscription revenue of $253,000 to be recognized over the subscription period.

     -- More than 400 schools participating in the school-sponsored home subscription program, for a total of 13,500 school-sponsored home subscriptions generating annual revenue of $256,000 as of March 31, 2004. This is an increase of approximately 70 schools and 3,100 school-sponsored home subscriptions since December 31, 2003.

     -- More than 1,480 regular home subscribers with annual revenue of $139,000, approximately 230 more than at December 31, 2003.

     For the first quarter 2004, gross margin of $2,681,000 was $1,406,000, or 110%, higher than the same quarter a year earlier. The increase is primarily due to the release of Finale 2004 for Macintosh and the market acceptance of the Finale 2004 for both Macintosh and Windows. Gross margin as a percentage of sales was higher than the first quarter of 2003 because the revenue increase was generated by Finale, a relatively high margin product.
     Operating expenses were $2,338,000, a decrease of $330,000, or 12%, from the first quarter 2003. The reduction in operating expenses is primarily due to realizing the full impact of the company's restructuring efforts in the fourth quarter of 2002, in which the company reduced and moved its SmartMusic website and administrative functions to its Minneapolis location.
     Net interest expense of $726,000 in the first quarter of 2003 included $718,000 of non-cash interest related to the bridge loan debt that was converted to equity upon completion of the company's private placement financing.
     Net cash provided by operating activities was $226,000, a $1,613,000 improvement over $1,387,000 of cash used in operating activities in the first quarter 2003. The increase in cash provided is a result of the net income earned in the first quarter of 2004 due to the strong release of Finale 2004 for Macintosh and continued growth in SmartMusic subscriptions, as well as reductions in operating expenses from the prior year. Operating cash used over the previous twelve months was a total of only $77,000. With the first quarter of 2004 being the third consecutive quarter of positive operating cash flow and the company's history of stronger cash performance in the second half of the year based on its annual product release schedule, management believes that the company will achieve positive cash flow on an annual basis for the year 2004 and has enough cash to finance operations into the foreseeable future.
     "We are pleased with the continued overall growth of our business and the strengthening of our cash position. The Macintosh version of our award-winning Finale Software that was released in January for the OSX platform has propelled our revenues to record levels, along with the growth in SmartMusic subscriptions during the first quarter," stated Sean Lafleur, chairman and chief executive officer. "We are off to a great start for the year. This reinforces our confidence that we will achieve our 2004 goal of positive annual operating cash flow."
     "We expect SmartMusic subscriptions and revenues to continue to grow throughout 2004, although that growth may slacken in the second quarter as we near the end of the current academic year, before picking up again during the back-to-school season," Lafleur continued. "We expect the SmartMusic growth to occur on top of a growing base business in notation software. We fully expect Finale revenues to continue to remain at levels above the previous year on the strength of the Finale 2004 product cycle, as well as the release of new upgrades later in 2004."

     About MakeMusic! Inc.

     MakeMusic!(TM) Inc. is a world leader in music education technology whose mission is to enhance and transform the experience of making, teaching and learning music. Among its leading products are Finale(R), the world's best-selling music notation software, and SmartMusic(R), the complete music practice system that features Intelligent Accompaniment(R) and the world's largest interactive accompaniment library. MakeMusic! maintains its corporate headquarters in Minneapolis, Minnesota. The company can be reached at www.makemusic.com.

     Cautionary Statements

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Our forward-looking statements in this release generally relate to our expectations as to product revenue and cash flow and the sufficiency of capital to fulfill future needs. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include, but are not limited to, the market acceptance of our products; the intense competition we face; the rapid technological changes and obsolescence in our industry; other general business and economic conditions; and those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.


                                 MakeMusic! Inc.
                      Condensed Consolidated Balance Sheets
                         (In thousands of U.S. dollars)

                                               March 31,  December 31,
                                                 2004         2003
                                              ----------- ------------
                                              (unaudited)    (Note)
Assets
Current assets:
 Cash and cash equivalents                        $1,564       $1,467
 Accounts receivable, net                            655          494
 Inventories                                         240          273
 Value added tax receivable                           33           32
 Prepaid expenses and other current assets           157          175
                                              ----------- ------------
Total current assets                               2,649        2,441
Property and equipment, net                          253          280
Goodwill, net                                      3,630        3,630
Capitalized software products                        524          599
Intangible assets, net                             1,489        1,718
Other non-current assets                             107           88
                                              ----------- ------------
Total assets                                      $8,652       $8,756
                                              =========== ============

Liabilities and shareholders' equity
Current liabilities:
 Accounts payable                                   $227         $417
 Accrued compensation                                652          798
 Accrued expenses and other current
  liabilities                                        349          353
 Current portion of long-term debt and capital
  leases obligations                                   1           57
 Reserve for product returns                         344          355
 Deferred revenue                                    574          660
                                              ----------- ------------
Total current liabilities                          2,147        2,640

Long-term debt and capital lease obligations,
 net of current portion                               20           21

Shareholders' equity:
 Common stock                                         34           34
 Additional paid-in capital                       61,555       61,553
 Accumulated deficit                             (54,989)     (55,339)
 Deferred compensation                              (115)        (153)
                                              ----------- ------------
Total shareholders' equity                         6,485        6,095
                                              ----------- ------------
Total liabilities and shareholders' equity        $8,652       $8,756
                                              =========== ============

NOTE: The Balance Sheet at December 31, 2003 has been derived from the audited financial statements at that date but does not reflect all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.



                                 MakeMusic! Inc.
                 Condensed Consolidated Statements of Operations
         (In thousands of U.S. dollars, except share and per share data)
                                   (Unaudited)

                                                Quarter Ended March 31
                                                   2004        2003
                                                ----------- ----------
NET REVENUE                                         $3,195     $1,658

COST OF REVENUES                                       514        383
                                                ----------- ----------

GROSS PROFIT                                         2,681      1,275

OPERATING EXPENSES:
   Website development expenses                        141         67
   Content and product development expenses            494        557
   Selling and marketing expenses                      885      1,041
   General and administrative expenses                 818      1,003
                                                ----------- ----------

Total operating expenses                             2,338      2,668
                                                ----------- ----------

INCOME (LOSS) FROM OPERATIONS                          343     (1,393)

   Interest expense, net                                (1)      (726)
   Other income                                         10         --
                                                ----------- ----------
Net income (loss) before income tax                    352     (2,119)

Income tax                                              (2)        (2)
                                                ----------- ----------
Net income (loss)                                     $350    $(2,121)
                                                =========== ==========

Income (loss) per common share:
  Basic                                              $0.10     $(0.78)
  Diluted                                            $0.09     $(0.78)

 Weighted average common shares outstanding:
  Basic                                          3,356,330  2,724,209
  Diluted                                        3,814,016  2,724,209



                                 MakeMusic! Inc.
                 Condensed Consolidated Statements of Cash Flows
                         (In thousands of U.S. dollars)
                                   (Unaudited)

                                                       Quarter Ended
                                                         March 31,
                                                       2004     2003
                                                     -------- --------
Operating activities
Net income (loss)                                       $350  $(2,121)
Adjustments to reconcile net loss to net cash used in
 operating activities:
 Amortization of intangible assets                       352      319
 Depreciation and amortization of property and
  equipment                                               52      137
 Amortization of deferred compensation                    38       39
 Restructuring                                            --     (137)
 Interest on bridge loan and discount                     --      718
 Issuance of stock options and warrants for services       2        1
 Increase (decrease) in cash from:
   Accounts receivable                                  (160)    (107)
   Inventories                                            33      (12)
   Prepaid expenses and other current assets              (4)      50
   Accounts payable                                     (190)     (95)
   Accrued liabilities and product returns              (160)    (267)
   Deferred revenue                                      (87)      88
                                                     -------- --------
Net cash used in operating activities                    226   (1,387)

Net cash used by investing activities
Purchases of property & equipment                        (25)      (8)
Capitalized development and other intangibles            (47)     (28)
                                                     -------- --------
Net cash used by investing activities                    (72)     (36)

Net cash provided (used) by financing activities
Issuance of shares                                        --    2,120
Payments on revolving note payable, net                   --      (89)
Payments on long-term debt and capital leases            (57)     (11)
                                                     -------- --------
Net cash provided (used) by financing activities         (57)   2,020

Effect of exchange rate changes on cash                   --      (41)
                                                     -------- --------
Net increase (decrease) in cash and cash equivalents      97      556
Cash and cash equivalents, beginning of period         1,467    1,469
                                                     -------- --------
Cash and cash equivalents, end of period              $1,564   $2,025
                                                     ======== ========

Supplemental disclosure of cash flow information
Interest paid                                             $1       $9


    CONTACT: MakeMusic! Inc., Minneapolis
             Bill Wolff, 952-906-3640
             bwolff@makemusic.com
             or
             Sean Lafleur
             slafleur@makemusic.com